Exhibit 99.1


                             Joint Filer Information


Name:                                          Newcourt Capital USA Inc.

Address:                                       1 CIT Drive
                                               Livingston, NJ 07039

Designated Filer:                              CIT Group, Inc.

Issuer & Ticker Symbol:                        Electric City Corp. (ELC)

Date of Event Requiring Statement:             2/1/05

Signature:                                     NEWCOURT CAPITAL USA INC.

                                               By: /s/ James P. Shanahan
                                                   -------------------------
                                                   Name: James P. Shanahan
                                                   Its:  Attorney-in-fact